Exhibit 4.11


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 6, 1999

           THIS FIRST SUPPLEMENTAL INDENTURE to the Indenture referred to below is dated as of August 6, 1999 (this "First Supplemental Indenture") among AK STEEL CORPORATION, a Delaware corporation ("AK Steel"), AK STEEL HOLDING CORPORATION, a Delaware corporation ("Holding"), and FIFTH THIRD BANK, as successor trustee to The Bank of New York (the "Trustee").

           AK Steel, Holding and the Trustee are parties to an Indenture, dated as of December 17, 1996 (the "Indenture"), providing, among other things, for the authentication, delivery and administration of AK Steel's 9-1/8% Senior Notes due 2006 (the "Notes").

           AK Steel has solicited consents from Holders (as defined below) of the Notes to certain amendments to the Indenture described in Article II hereof (the "Proposed Amendments").

           Pursuant to Section 9.02 of the Indenture, the Holders of at least a majority in principal amount of the outstanding Notes have consented in writing to the Proposed Amendments

           AK Steel has directed the Trustee to execute and deliver this First Supplemental Indenture in accordance with the terms of the Indenture.

           In consideration of the foregoing premises, the parties mutually agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:


                                    ARTICLE I

                          DEFINITIONS AND EFFECTIVENESS

           Section 1.1 Definitions. Except as otherwise defined herein, capitalized terms defined in the Indenture are used herein as therein defined.

           Section 1.2 Condition to Effectiveness. The Proposed Amendments will become effective upon (the "Effective Time") the consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of May 20, 1999, as it may be amended, among Holding, AK Steel and Armco Inc.


                                   ARTICLE II

                             AMENDMENTS TO INDENTURE

           Section 2.1 Amendments to Indenture. On and after the Effective Time, the Indenture shall be amended as follows:

                     (a) Section 1.1 of the Indenture shall be amended to add the following definitions in proper alphabetical order:

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                               (i) "`domestic' means, with respect to any
                     Person, that such Person is organized and existing under the laws of the United States, any State thereof or the District of Columbia."; and

                               (ii) "`Restricted Subsidiary' means any
                     Subsidiary of AK Steel that AK Steel has not designated as a Non-Recourse Subsidiary (or, if AK Steel has so designated such Subsidiary, has thereafter removed such designation) pursuant to Section 4.22(a) hereof. For the avoidance of ambiguity, a Restricted Subsidiary is any Subsidiary other than a Non-Recourse Subsidiary."

                     (b) The definition of "Consolidated Net Income" contained in Section 1.1 of the Indenture shall be amended as follows:

                               (i) the word "Restricted"  shall be inserted
                     immediately before the first reference to the word "Subsidiary" in clause (a) thereof;

                               (ii) the parenthetical clause "(other than a
                     Non-Recourse Subsidiary)" shall be deleted in clause (a) thereof;

                               (iii) the word "and" at the end of clause (e)
                     thereof shall be deleted;

                               (iv) the text "; and" shall replace the "." at
                     the end of clause (f) thereof; and

                               (v) a new clause (g) shall be inserted after
                     clause (f) thereof as follows:

                                          "(g) solely for purposes of Section
                               4.7 hereof, special charges, costs and other expenses (including restructuring charges and associated investment banking, legal, accounting, printing and related fees and expenses) recorded by Holding, AK Steel or any Restricted Subsidiary (and related tax effects) in connection with the merger of Armco Inc. with and into AK Steel pursuant to an Agreement and Plan of Merger dated as of May 20, 1999, as it may be amended, among Holding, AK Steel and Armco Inc. and any other merger or other business combination transaction involving Holding, AK Steel or any Restricted Subsidiary, to the extent that such charges, costs and other expenses are not permitted under generally accepted accounting principles to be capitalized and amortized over future periods, in each case in respect of which Holding has delivered to the Trustee an Officers' Certificate, made in good faith by responsible financial or accounting Officers of Holding, at the time such special charges, costs and other expenses are recorded, setting forth in reasonable detail such special charges, costs and other expenses."

                     (c) The definition of "Guarantor Subsidiary" contained in
           Section 1.1 of the Indenture shall be amended in its entirety and replaced with the following:

                               "`Guarantor Subsidiary' means (a) any domestic
                     Restricted Subsidiary or (b) any other Restricted Subsidiary that is a Significant Subsidiary of which 80% or more of the total voting power of Equity Interests or other


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                     interests (including partnership interests) entitled
                     (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, through one or more intermediaries, or both, by AK Steel, which in each case executes a supplement to this Indenture pursuant to which such Restricted Subsidiary jointly and severally unconditionally guarantees the due and punctual payment and performance of the Obligations and assumes the other obligations of a Guarantor Subsidiary pursuant to this Indenture, in the manner provided by this Indenture."

                     (d) The definition of "Non-Recourse Subsidiary" in Section
           1.1 of the Indenture shall be amended in its entirety and replaced with the following:

                               "`Non-Recourse  Subsidiary'  means  a  Subsidiary
                     of AK  Steel  that  is  not  a  Restricted Subsidiary."

                     (e) The definition of "Permitted Credit Facility" or "Facilities" in Section 1.1 of the Indenture shall be amended by replacing the two references to the word "Guarantor" with the word "Restricted" therein.

                     (f) The definition of "Permitted Investments" contained in
           Section 1.1 of the Indenture shall be amended as follows:

                               (i) a ";" shall be inserted at the end of clause
                     (d) thereof;

                               (ii) each of the five references to the word
                     "Guarantor" in clauses (e) and (f) thereof shall be replaced with the word "Restricted";

                               (iii) the word "and" at the end of clause (e)
                     thereof shall be deleted; and

                               (iv) the text "; and" shall be inserted at the
                     end of clause (f) thereof.

                     (g) The definition of "Wholly Owned Guarantor Subsidiary" in Section 1.1 of the Indenture shall be amended in its entirety and replaced with the following:

                               "`Wholly Owned Guarantor Subsidiary' means any
                     Wholly Owned Subsidiary that is a Restricted Subsidiary (whether or not a Guarantor Subsidiary). For the avoidance of doubt, not all Wholly Owned Guarantor Subsidiaries are required to be Guarantor Subsidiaries."

                     (h) Section 4.5 of the Indenture shall be amended as follows:

                               (i) the reference to "(d)" in clause (c) thereof
                      shall be replaced by "(c)"; and

                               (ii) the words "in the ordinary course of
                      business" shall be deleted from clause (d) thereof.

                     (i) Section 4.7 of the Indenture shall be amended by inserting the word "Restricted" immediately before the first reference to the word "Subsidiary" therein.

                     (j) Section 4.11 of the Indenture shall be amended by inserting the word "Restricted" immediately before the first reference to the word "Subsidiary" therein.

                     (k) Section 4.12 of the Indenture shall be amended as follows:

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                               (i) the words "in the ordinary course of
                     business" shall be deleted from clause (c) thereof; and

                               (ii) the word "Guarantor" shall be replaced by
                     the word "Restricted" in clause (e) thereof.

                     (l) Section 4.14 of the Indenture shall be amended by replacing the word "Guarantor" with the word "Restricted" therein.

                     (m) Section 4.15 of the Indenture shall be amended in its entirety and replaced with the following:

                               "SECTION 4.15. Lines of Business. AK Steel shall
                     be permitted to engage in any business, either directly or through any Subsidiary, provided that AK Steel and its Subsidiaries, taken as a whole, remain principally engaged in the same business, or any business reasonably related thereto, in which they were engaged on the date on which the Initial Securities were originally issued."

                     (n) Section 4.18 of the Indenture shall be amended by replacing the word "Guarantor" with the word "Restricted" and by replacing each of the two references to the words "any Guarantor Subsidiary" with the words "such Restricted Subsidiary" therein.

                     (o) Section 4.19 of the Indenture shall be amended by replacing the word "Guarantor" with the word "Restricted" therein.

                     (p) Article 4 of the Indenture shall be amended by inserting after Section 4.21 thereof a new Section 4.22 as follows:

                               "SECTION 4.22. Designation of Non-Recourse
                     Subsidiaries and Restricted Subsidiaries. (a) AK Steel may designate any of its Subsidiaries (including an existing or newly formed or acquired Subsidiary) as a Non-Recourse Subsidiary if (i) such Subsidiary has total assets of $1,000 or less or (ii) such designation is effective immediately upon such Person becoming a Subsidiary of either AK Steel or any of its Restricted Subsidiaries. Unless so designated as a Non-Recourse Subsidiary, any Person that becomes a Subsidiary of AK Steel shall be classified as a Restricted Subsidiary. Subject to Section 4.22(b) hereof, the designation as a Non-Recourse Subsidiary may be removed. The designation of a Non-Recourse Subsidiary or the removal of such designation in compliance with Section 4.22(b) hereof shall be made by the Board of Directors pursuant to a resolution delivered to the Trustee and shall be effective as of the date specified in the applicable resolution, which shall not be prior to the date such resolution is delivered to the Trustee.

                               (b) AK Steel shall not, and shall not permit any
                     of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition, the removal of the designation as a Non-Recourse Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions:


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                                          (i) on a pro forma basis, AK Steel
                               could issue at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio as set forth in the first paragraph of
                               Section 4.5 hereof;

                                          (ii) such Restricted Subsidiary could
                               then issue, pursuant to Section 4.6 hereof, all Debt as to which it is obligated at such time;

                                          (iii) no Default or Event of Default
                               would occur or be continuing; and

                                          (iv) there exist no Liens with respect
                               to the property or assets of such Restricted
                               Subsidiary other than Liens permitted to be incurred under Section 4.12 hereof.

                               (c) AK Steel shall not, and shall not permit any
                     of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in any such Restricted Subsidiary ceasing to be a Subsidiary (other than a merger or consolidation with AK Steel or another Restricted Subsidiary) unless, after giving effect to such action, transaction or series of transactions, either:

                                          (i) (A) neither AK Steel nor any of
                               its Affiliates (other than a Person that is an Affiliate by virtue of its ownership of Equity Interests or control of AK Steel) shall own any Equity Interests of such former Restricted Subsidiary or any successor in interest to the business thereof, and (B) there shall not exist any Debt of such former Restricted Subsidiary or any successor in interest to the business thereof in favor of AK Steel or any of its Restricted Subsidiaries; or

                                          (ii) AK Steel and its Restricted
                               Subsidiaries would be permitted to make a Restricted Payment in the amount of the aggregate Investment (excluding (A) any Investment to the extent of cash or the Fair Market Value of property or assets other than cash received by AK Steel or its Restricted Subsidiary, as the case may be, in respect of or as a repayment of such Investment, and (B) the amount of Debt of such former Restricted Subsidiary received by AK Steel or its Restricted Subsidiaries as part of the consideration for the acquisition of the Equity Interests or assets of such former Restricted Subsidiary), if any, made in such former Restricted Subsidiary after October 1, 1996."

                               (q) Section 5.1 of the Indenture shall be amended
                     by (i) inserting the word "Guarantor" immediately before the word "Subsidiary" and (ii) deleting the parenthetical clause "(other than a Non-Recourse Subsidiary)", in each case, in the last paragraph thereof.

                               (r) Clause (a) of Section 10.4 of the Indenture
                     shall be amended as follows:

                                          (i) the word "Guarantor" shall be
                               inserted immediately before the first reference to the word "Subsidiary" therein;


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                                          (ii) the parenthetical clause "(other
                               than a Non-Recourse Subsidiary)" shall be deleted; and

                                          (iii) the words "become a Guarantor
                               Subsidiary with respect to the Securities by executing and delivering" shall be deleted and replaced with the words "execute and deliver" therein.

           Section 2.2 Notification to Holders. AK Steel shall notify the Holders in accordance with Section 9.02 of the Indenture of the execution of this First Supplemental Indenture. Any failure of AK Steel to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of this First Supplemental Indenture.

           Section 2.3 Receipt by Trustee. In accordance with Sections 9.6 and
11.4 of the Indenture, the parties acknowledge that the Trustee has received an Officers' Certificate and an Opinion of Counsel as conclusive evidence that this First Supplemental Indenture complies with the applicable requirements of the Indenture, including that the Proposed Amendments are authorized or permitted by the Indenture.


                                   ARTICLE III

                                  MISCELLANEOUS

           Section 3.1 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture or the Indenture or any provision herein or therein contained.

           Section 3.2 Governing Law. The rights and duties of AK Steel, Holding and the Trustee under this First Supplemental Indenture shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.

           Section 3.3 Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           Section 3.4 Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture.

           Section 3.5 Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

           Section 3.6 Headings. The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


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           IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first written above.



                                      AK STEEL CORPORATION

                                      By:   /s/ James L. Wainscott
                                          --------------------------------------
                                       Name:      James L. Wainscott
                                       Title:     Vice President, Treasurer
                                                  and Chief Financial Officer



                                      AK STEEL HOLDING CORPORATION,
                                      as Guarantor

                                      By:   /s/ James L. Wainscott
                                          --------------------------------------
                                       Name:      James L. Wainscott
                                       Title:     Vice President, Treasurer
                                                  and Chief Financial Officer



                                      FIFTH THIRD BANK,
                                      as Trustee

                                      By:   /s/ Gregory R. Hahn
                                          --------------------------------------
                                       Name:       Gregory R. Hahn
                                       Title:      Assistant Vice President


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